Exhibit B

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

      The following pro forma consolidated financial information of MSAF group consists of an unaudited pro forma consolidated balance sheet as of February 29, 2000 and unaudited pro forma consolidated statements of operations for the fiscal year ended November 30, 1999 and the three months ended February 29, 2000.

      The unaudited pro forma consolidated balance sheet was prepared by adjusting the consolidated balance sheet of MSAF group as of February 29, 2000. The unaudited pro forma consolidated balance sheet gives effect to (1) the acquisition of 29 aircraft from a subsidiary of MSDW (27 of such aircraft were acquired by MSDW from International Lease Finance Corporation, and the remaining 2 were acquired from an affiliate of GE Capital Corporation), (2) the issuance of the restricted notes of $1,310 million, (3) the repayment of MSAF group's $400 million of subclass A-1 notes, and (4) the increase in equity resulting from capital contributions from a subsidiary of MSDW. The pro forma adjustments for the purpose of the balance sheet presentation give effect to such transactions as though they had occurred as of February 29, 2000.

      The unaudited pro forma consolidated statements of operations were prepared by adjusting the consolidated statements of operations of MSAF group for the fiscal year ended November 30, 1999 and the three month period ended February 29, 2000. The unaudited pro forma consolidated statements of operations give effect to MSAF group's acquisition of 29 aircraft from a subsidiary of MSDW and the issuance of the restricted notes. The pro forma adjustments for the purposes of the statements of operations presentation give effect to such transactions as though they had occurred at December 1, 1998.

      The pro forma adjustments are based upon currently available information and certain assumptions that management of MSAF group believes are reasonable under the circumstances. The pro forma statements and accompanying notes should be read in conjunction with the consolidated financial statements of MSAF group and the notes thereto. The pro forma statements do not purport to represent what MSAF group's financial position or results of operations would have actually been if the aforementioned transactions in fact had occurred on such date at the beginning of the period indicated or to project MSAF group's financial position or results of operations at any future date or for any future period.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                             As of February 29, 2000
                                   (Unaudited)


                                                          MSAF Group      Pro Forma            Pro Forma
                                                          Historical     Adjustments           Combined
                                                          ----------     -----------           --------
                                                                     (Dollars in thousands)
ASSETS
Cash and cash equivalents.............................      $ 39,391      $1,310,000   (1)    $   60,425 (5)
                                                                            (412,450)  (2)
Receivables:                                                                (876,516)  (3)
 Lease income, net....................................         2,041          1,493    (3)         3,534
 Investment income and other..........................           183                                 183
 Aircraft under operating leases, net.................       874,286       1,027,484   (3)     1,901,770
 Investment in capital lease, net.....................        17,382                              17,382
 Underwriting and other issuance related costs, net of
 amortization.........................................        15,655          12,450   (2)        28,105
                                                            --------      ----------          ----------
Total Assets..........................................      $948,938      $1,062,461          $2,011,399
                                                            ========      ==========          ==========

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                             As of February 29, 2000
                                   (Unaudited)


                                                                  MSAF Group           Pro Forma          Pro Forma
                                                                  Historical          Adjustments         Combined
                                                                  ----------          -----------         --------
LIABILITIES AND BENEFICIAL                                                 (Dollars in thousands)
    INTERESTHOLDER'S (DEFICIT)/EQUITY
Payables:
    Interest payable to Noteholders..........................      $2,397                                 $2,397
Deferred rental income.......................................       5,650             $8,913  (3)         14,563
Liability for maintenance....................................      64,935             50,947  (3)        115,882
Other liabilities............................................      11,033              7,121  (3)         22,077
                                                                                       3,923  (4)
Notes payable:
    Subclass A-1.............................................     400,000           (400,000) (2)             --
    Subclass A-2.............................................     229,516                                229,516
    Subclass A-3.............................................                        580,000  (1)        580,000
    Subclass A-4.............................................                        200,000  (1)        200,000
    Subclass A-5.............................................                        400,000  (1)        400,000
    Subclass B-1.............................................      90,044                                 90,044
    Subclass B-2.............................................                         75,000  (1)         75,000
    Subclass C-1.............................................      99,910                                 99,910
    Subclass C-2.............................................                         55,000  (1)         55,000
    Subclass D-1.............................................     110,000                                110,000
                                                                ---------         ----------          -----------
                                                                1,013,485            980,904           1,994,389
                                                                ---------         ----------          -----------
Commitments and contingencies
    Beneficial Interestholder's (Deficit) / Equity:
       Beneficial Interest...................................           1                                      1
       Deemed (Distribution)/Contribution....................     (15,305)            85,480  (3)         66,252
                                                                                      (3,923) (4)
       Accumulated Deficit...................................     (49,243)                               (49,243)
                                                                ---------         ----------          ----------
       Total Beneficial Interestholder's (Deficit)/Equity....     (64,547)            81,557              17,010
                                                                ---------         ----------          ----------
Total Liabilities and Beneficial Interestholder's
    (Deficit)/Equity.........................................   $ 948,938         $1,062,461          $2,011,399
                                                                =========         ==========          ==========

-----------------------

(1) To record the net proceeds from the restricted notes of approximately $1,310 million.

(2) To record the redemption of MSAF group's subclass A-1 notes and the payment of $12.5 million of financing and other costs associated with the issuance of the restricted notes.

(3) To record the purchase of $962.0 million of net assets from a subsidiary of MSDW (including $1,027.5 million of aircraft, $1.5 million of lease payments receivable, $8.9 million of deferred rental income, $50.9 million of maintenance liabilities and $7.1 million of security deposits) and to record a capital contribution from that subsidiary of MSDW of $85.5 million.

(4) To record the contribution of $3.9 million of interest rate swaps to MSAF group from a subsidiary of MSDW at book value.

(5) The pro forma increase in MSAF group's cash and cash equivalents of $21.0 million is comprised of the following: an increase in the liquidity reserve amount of $5.0 million, security deposits of $7.1 million and advance rental payments of $8.9 million.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                       Fiscal year ended November 30, 1999
                                   (Unaudited)


                                                               MSAF Group       Pro Forma          Pro Forma
                                                               Historical      Adjustments         Combined
                                                               ----------      -----------         --------
                                                                                (Dollars in thousands)
Revenues:
    Lease income, net......................................... $  114,651     $ 126,103 (1)      $ 240,754
    Investment income on collection account...................      1,845            75 (1)          1,920
                                                               ----------     ---------          ---------
    Total revenues............................................    116,496       126,178            242,674

Expenses:
    Interest expense..........................................     63,584        59,428 (2)        123,012
    Depreciation expense......................................     47,060        53,209 (1)        100,269
    Operating expenses:
       Service provider and other fees........................      8,568         6,305 (1)         14,873
       Maintenance and other aircraft related costs...........      5,216         4,569 (1)          9,785
                                                               ----------     ---------          ---------
    Total expenses............................................    124,428       123,511            247,939
                                                               ----------     ---------          ---------
Net loss...................................................... $   (7,932)     $  2,667          $  (5,265)
                                                               ==========      ========          =========

-----------------------

(1) To record the estimated amount of revenues and expenses resulting from the acquisition of the 29 aircraft from a subsidiary of MSDW.

(2) To record the interest relating to the issuance of the restricted notes, net of the elimination of interest expense associated with the repayment of the subclass A-1 notes.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                  For the three months ended February 29, 2000
                                   (Unaudited)


                                                               MSAF Group       Pro Forma          Pro Forma
                                                               Historical      Adjustments         Combined
                                                               ----------      -----------         --------
                                                                                (Dollars in thousands)
Revenues:
    Lease income, net.......................................   $25,716          $32,647 (1)         $58,363
    Investment income on collection account.................       539                -                 539
                                                               -------          -------             -------
    Total revenues..........................................    26,255           32,647              58,902

Expenses:
    Interest expense........................................    15,245           14,144 (2)          29,389
    Depreciation expense....................................    11,765           13,302 (1)          25,067
    Operating expenses:
       Service provider and other fees......................     1,682            1,216 (1)           2,898
       Maintenance and other aircraft related costs.........     7,429                2 (1)           7,431
                                                               -------          -------             -------
    Total expenses..........................................    36,121           28,664              64,785
                                                               -------          -------             -------
Net loss....................................................   ($9,866)          $3,983             ($5,883)
                                                               =======           ======             =======

----------
(1) To record the estimated amount of revenues and expenses resulting from the acquisition of the 29 aircraft from a subsidiary of MSDW.

(2) To record the interest relating to the issuance of the restricted notes, net of the elimination of interest expense associated with the repayment of the subclass A-1 notes.